SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No.__)

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       LEXINGTON GLOBAL ASSET MANAGERS, INC.
-------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     1) Title of each class of securities to which transaction applies:

     _________________________________________________________________________

     2) Aggregate number of securities to which transaction applies:

     _________________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     __________________________________________________________________________

     4) Proposed maximum aggregate value of transaction:

     __________________________________________________________________________

     5) Total fee paid:

     __________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     __________________________

     2) Form, Schedule or Registration Statement No.:

     __________________________

     3) Filing Party:

     __________________________

     4) Date Filed:

     __________________________

                      LEXINGTON GLOBAL ASSET MANAGERS, INC.
                             PARK 80 WEST PLAZA TWO
                         SADDLE BROOK, NEW JERSEY 07663

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1998 Annual Meeting of the stockholders (the "Annual Meeting") of Lexington Global Asset Managers, Inc. (the "Company") will be held at the offices of the Company, Park 80 West Plaza Two, Saddle Brook, New Jersey 07663 on Wednesday, May 13, 1998 at 9:15 A.M., New York time, for the following purposes:

            1. To elect three  Class I  Directors  to hold  office for a term to expire at the 2001 Annual Meeting of the stockholders;

            2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the current calendar year; and,

            3. To transact  such other  business as may properly come before the
               Annual Meeting and any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed the close of business on April 2, 1998 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.

     Please read carefully the following Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and then complete, sign and return your Proxy as promptly as possible. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                             By Order of the Board of Directors,

                                             LISA CURCIO
                                             Secretary

Saddle Brook, New Jersey
April 15, 1998


             -----------------------------------------------------------
                               YOUR VOTE IS IMPORTANT

               SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.
             -----------------------------------------------------------

                      LEXINGTON GLOBAL ASSET MANAGERS, INC.
                             Park 80 West Plaza Two
                         Saddle Brook, New Jersey 07663

                                 PROXY STATEMENT
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 1998

                                     GENERAL

     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Lexington Global Asset Managers, Inc., a Delaware corporation (the "Company"), for the 1998 Annual Meeting of the stockholders, to be held on Wednesday, May 13, 1998 (the "Annual Meeting"). The Annual Meeting will be held at the principal executive offices of the Company, Park 80 West Plaza Two, Saddle Brook, New Jersey 07663 at 9:15 A.M., New York time. The 1998 Annual Meeting will be the third Annual Meeting held subsequent to the Spin-off of the Company on December 13, 1995 (the "Spin-off"). Prior to the Spin-off, the Company was a wholly-owned subsidiary of Piedmont Management Company Inc. ("Piedmont").

     This Proxy Statement and the accompanying form of proxy (the "Proxy") was first mailed to stockholders on or about April 15, 1998.

SOLICITATION

     Solicitation of Proxies for use at the Annual Meeting is being made by mail on behalf of the Board of Directors.

     The cost of solicitation will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by persons regularly employed by the Company by personal interview or telephone and facsimile, with no additional compensation therefor. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such persons for their costs in forwarding the solicitation material to such beneficial owners.

RECORD DATE, VOTING AND STOCK OWNERSHIP

     On April 2, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 5,407,887 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company entitled to be voted at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. The three candidates for election as Class I Directors receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Class I Directors of the Company. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on such matter.

     The inspectors of election will treat abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of or withheld and directors will be elected by a plurality of the votes cast by proxy or in person at the Annual Meeting. Accordingly, votes that are withheld for the election of directors and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the election except to the extent that the failure to vote for a particular nominee results in another nominee receiving a larger number of votes. In matters requiring a majority of the shares present and entitled to vote for approval, abstentions are considered to be shares present and entitled to vote and therefore will have the effect of a negative vote on the matter. Broker non-votes on such matters are not counted as shares eligible to vote and will have no effect on the outcome of the matter. With respect to the ratification of the appointment of auditors, therefore, abstentions will be considered a negative vote and broker non-votes will have no effect.

     Based upon their aggregate holdings of Common Stock, members of the Richardson Family (defined below) have the ability to cast at least a majority of the votes entitled to notice of and to vote at the meeting. See "Security Ownership of Certain Beneficial Owners."

REVOCABILITY OF PROXIES

     If you are unable to attend the Annual Meeting, you may vote by Proxy. The enclosed Proxy is solicited by the Company's Board of Directors and, when returned properly completed, will be voted as you direct in your Proxy. Unless otherwise instructed in the Proxy, the proxyholders will vote the Proxies received by them FOR each of the two proposals described herein.

     Any stockholder giving a Proxy has the power to revoke it at any time before it is exercised. The Proxy may be revoked by filing with Lisa Curcio, the Secretary of the Company, either a written statement revoking the Proxy or a subsequent Proxy. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company at its principal executive offices no later than December 11, 1998 in order that they may be included in the Proxy Statement and form of Proxy relating to that meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE--ELECTION OF DIRECTORS

     At the Annual Meeting, three Class I Directors will be elected to hold office until the 2001 Annual Meeting of stockholders and until their successors have been elected and qualified. Pursuant to the Bylaws, the Board of Directors has fixed the number of Directors which shall constitute the Board of Directors for the ensuing year at ten. The three persons named as nominees in the following list have been nominated by the Nominating and Proxy Committee to serve as Class I Directors and to hold office until the 2001 Annual Meeting of the stockholders and until their respective successors shall have been elected and shall qualify. The proxyholders will vote the Proxies received by them FOR the nominees named below (unless authority is withheld by a stockholder). Each person nominated for election has agreed to serve if elected. If any nominee is, in the judgment of the Nominating and Proxy Committee, unable or unavailable to serve, the Proxies may be voted for the election of another person designated by said Committee, but it is not presently anticipated that any nominee will be unable or unavailable to serve. The three candidates receiving the highest number of the shares entitled to vote at the Annual Meeting will be elected Class I Directors of the Company. The names, ages, principal occupations and selected biographical information of the Directors as of March 12, 1998, including such nominees and the period of previous services as a Director of the Company, are as follows:

NOMINEES

     Set forth below is information regarding the nominees, including information furnished by them as to principal occupation, other directorships held, any arrangements pursuant to which they were selected as nominees and their ages as of March 12, 1998.


                                     OTHER POSITIONS WITH THE COMPANY AND ITS SUBSIDIARIES;              YEAR TERM
                                     PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS 1 AND      DIRECTOR    OF OFFICE
NAME                         AGE     ALL OTHER DIRECTORSHIPS OF PUBLICLY HELD COMPANIES        SINCE     TO EXPIRE
----                         ---     ------------------------------------------------------  --------   -----------
Sion A. Boney, III 1,2       42      President Bristol-Myers Products; formerly                1995        2001
                                     Consultant, Marketing Corporation of America.                       (Class I)

Robert M. DeMichele 1        53      President, Chief Executive Officer and Director of the    1995        2001
                                     Company; Chairman and Chief Executive Officer of                    (Class I)
                                     Lexington Management Corporation (investment
                                     counseling and mutual fund management subsidiary of
                                     the Company); Director of Chartwell Re Corporation
                                     ("Chartwell"); Director of The Navigators Group, Inc.
                                     ("Navigators"); Director of Vanguard Cellular Systems
                                     Inc. ("Vanguard").

Haynes G. Griffin 1          51      Chairman of Vanguard; Director of Geotek                  1995        2001
                                     Communications Inc.                                                 (Class I)

--------
1 Each  Director  was also a director  of  Piedmont,  the  former  parent of the
  Company.
2 Mr. Sion A. Boney, III is a nephew of Mr. Lunsford Richardson, Jr.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     Set forth below is information regarding the current Directors continuing in office, including information furnished by them as to principal occupation, other directorships held, any arrangements pursuant to which they were selected as Directors and their ages as of March 12, 1998.

                                     OTHER POSITIONS WITH THE COMPANY AND ITS SUBSIDIARIES;              YEAR TERM
                                     PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS 1 AND      DIRECTOR    OF OFFICE
NAME                         AGE     ALL OTHER DIRECTORSHIPS OF PUBLICLY HELD COMPANIES        SINCE     TO EXPIRE
----                         ---     ------------------------------------------------------  --------    ---------
William R. Miller 1          67      Retired; Director of Chartwell formerly President and     1995        2000
                                     Chief Executive Officer of Winterthur U.S. Holdings.               (Class II)

L. Richardson Preyer 1,2     79      Retired; formerly Professor, University of North          1995        2000
                                     Carolina; formerly a Member of the U.S. House of                   (Class II)
                                     Representatives from the State of North Carolina;
                                     Director of Vanguard.

Lunsford Richardson, Jr. 1,2  73     Director of Chartwell; Chairman of Richardson             1995        2000
                                     Corporation of Greensboro.                                         (Class II)

Peter L. Richardson 1, 3     44      President of Smith Richardson Foundation, Inc.;           1995        1999
                                     Managing Trustee of H. Smith Richardson Family Trust.              (Class III)

Stuart S. Richardson 1, 3    51      Chairman of the Company; Director of Lexington            1995        1999
                                     Management Corporation; Vice Chairman of Vanguard;                 (Class III)
                                     Director of Chartwell.

Carl H. Tiedemann 1          71      General Partner, Tiedemann Boltres Partners.              1995        1999
                                                                                                        (Class III)

Marion A. Woodbury 1         75      Retired; Former President of The Reinsurance Corporation  1995        1999
                                     of New York.                                                       (Class III)

--------
1 Each nominee was also a director of Piedmont.
2 Messrs. Lunsford Richardson, Jr. and L. Richardson Preyer are first cousins. 3 Messrs. Stuart S. Richardson and Peter L. Richardson are brothers.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors has delegated certain of its authority to standing Audit, Executive Personnel and Nominating and Proxy Committees.

     The members of the Audit Committee are nominated annually by the Nominating and Proxy Committee and appointed by the Board of Directors. Presently, the members of the Audit Committee are Lunsford Richardson, Jr., L. Richardson Preyer and Sion A. Boney, III. The Audit Committee is responsible for appointing and engaging, subject to the approval of stockholders, the independent auditors for the Company. The Audit Committee is also responsible for discussing and approving plans for the auditors' annual audit, reviewing with the independent auditors, and with management, the scope and results of the auditors' report and monitoring the implementation of suggestions made by the independent auditors. The Audit Committee met twice during 1997.

     The members of the Executive Personnel Committee are designated by the Board of Directors. The Chairman of the Executive Personnel Committee is Lunsford Richardson, Jr. and the other members are William R. Miller and Carl H. Tiedemann. The Executive Personnel Committee is primarily responsible for reviewing, discussing and approving proposed executive salaries, benefit changes, promotions, development plans and stock option grants. The Executive Personnel Committee met twice during 1997.

     The members of the Nominating and Proxy Committee are L. Richardson Preyer, Lunsford Richardson, Jr. and Stuart S. Richardson. The Nominating and Proxy Committee is primarily responsible for designating nominees for Directors of the Company, soliciting proxies for the election of Directors and for all other matters which come before the stockholders. The Nominating and Proxy Committee is also responsible for the voting of proxies for the election of Directors and for such other matters as may come before the stockholders. The Nominating and Proxy Committee met once during 1997.

     During 1997, each Director of the Company attended at least 75% of the meetings of the Board of Directors and, to the extent such committee met, at least 75% of the meetings of the committees on which he served. The Board of Directors held four meetings in 1997.

DIRECTORS COMPENSATION

     A Director who is also an employee of the Company or one of its subsidiaries receives no compensation for service on the Board that is in addition to that received as an employee. Non-employee Directors who do not receive a fee for consulting and/or advisory services provided to the Company are paid an annual Director's fee of $10,000 plus $500 for each Board or committee meeting attended.

EXECUTIVE OFFICERS' COMPENSATION

     Set forth below is certain information regarding the compensation of each of the four most highly compensated executive officers of the Company and its affiliates (the "Named Executive Officers") for the calendar years ended December 31, 1997, 1996 and 1995.

Prior to the Spin-off, portions of the following compensation were paid by Piedmont.

                                                                                    SECURITIES
                                           ANNUAL COMPENSATION                      UNDERLYING
                                     -------------------------------                   STOCK
                                                             OTHER      RESTRICTED    OPTIONS
                                                            ANNUAL         STOCK      GRANTED     ALL OTHER
NAME/POSITION               YEAR    SALARY        BONUS  COMPENSATION    AWARDS(1)    (#) (2)  COMPENSATION(3)
-------------               ----    ------        -----  ------------   ----------    -------- ---------------
Stuart S. Richardson        1997   $255,900     $ 25,000       --       $   37,500     20,000       $7,633
Chairman of the             1996   $246,300     $ 30,000       --              --         --        $7,389
   Company                  1995   $237,250          --        --              --      30,000     $487,117

Robert M. DeMichele         1997   $511,950      $75,000       --       $1,268,750     40,000      $68,327
President & CEO             1996   $492,600     $100,000       --              --         --       $65,933
   of the Company           1995   $474,500     $ 75,000       --              --      58,000   $1,284,294

Richard M. Hisey            1997   $254,625     $140,000       --       $  425,000     18,000       $7,575
Executive Vice President    1996   $235,125     $130,000       --              --         --        $7,025
   & CFO                    1995   $212,500     $ 90,000       --              --      25,000       $6,415

Lawrence Kantor             1997   $283,250     $120,000       --       $   25,000     18,000       $8,433
Executive Vice President
   & General                1996   $272,250     $135,000       --              --         --        $8,139
   Manager--Mutual
   Funds                    1995   $258,000     $125,000       --              --      25,000       $7,920

---------
(1)Represents grants of restricted stock under the Company's 1995 Long Term Incentive Plan.
(2)Represents  grants of options  under the Company's  1995 Long Term  Incentive
   Plan.
(3)The amounts reported in this column represent, for each of the individuals named, the employer portion of contributions to the Company's Pay Conversion Plan, a defined contribution salary deferral plan which qualifies under
   Section 401(k) of the Internal Revenue Code. In addition, amounts include employer contributions to the Company's Executive and Supplemental Benefit Plans, non-qualified plans replacing the portion of benefits which are in excess of Internal Revenue Code (the "Code") limits for tax qualified plans. For each of the last three calendar years, contributions to the Executive Benefit Plan for Mr. DeMichele were $58,577, $56,433 and $53,948 respectively; and for each of the last three calendar years contributions to the Supplemental Benefits Plan were as follows: for Mr. Hisey, $2,825, $2,525 and $1,915; Mr. Kantor, $3,683, $3,639 and $3,425 and Mr. Richardson, 2,883,
   $2,889 and $2,617. There were no contributions to the Supplemental Benefits Plan prior to 1994. The column also includes for Messrs. Richardson and DeMichele in 1995, amounts paid for unused vacation and in connection with stay bonus agreements as a result of the merger of Piedmont with and into Chartwell on December 13, 1995 and the Spin-off. These amounts were $480,000 and $1,225,846, respectively.

     The following table contains information concerning the grants of stock options under the Company's 1995 Long Term Incentive Plan with respect to the Named Executive Officers during 1997.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF
                          NUMBER OF   % OF TOTAL                                    STOCK APPRECIATION FOR
                         SECURITIES     OPTIONS     EXERCISE                           OPTION TERM(2)
                         UNDERLYING   GRANTED TO    OR BASE                   -------------------------------
                           OPTIONS   EMPLOYEES IN    PRICE     EXPIRATION
     NAME                  GRANTED    FISCAL YEAR  ($/SHARE)      DATE         0%($)       5%($)     10%($)
     -----                --------   ------------   -------     --------      ------      ------     -------

Stuart S. Richardson        20,000      15.3          6.25      02/03/07        0         78,600      199,200
Robert M. DeMichele         40,000      30.5          6.25      02/03/07        0        157,200      398,400
Richard M. Hisey            18,000      13.7          6.25      02/03/07        0         70,740      179,280
Lawrence Kantor             18,000      13.7          6.25      02/03/07        0         70,740      179,280

--------------
(1)Reflects option grants on February 3, 1997, one fourth of which become exercisable on each of the first four anniversaries of the date of grant. Vested options may be exercised at any time prior to the tenth anniversary of the date of grant, unless the optionee's employment with the Company is sooner terminated, in which case the optionee shall have a specified period in which to exercise vested options. All options vest upon a change of control (as defined in the Plan) of the Company.
(2)As required by the Securities and Exchange Commission (the "SEC"), the amounts shown assume a 5% and 10% annual rate of appreciation on the price of the Company's Common Stock throughout a 10 year Option Term. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. The actual value of the stock options to the Named Executive Officers and all optionees as a group will depend on the future price of the Company's Common Stock. As reflected in the column which assumes a 0% rate of appreciation, the options will have no value to the Named
   Executive Officers if the price of the Company's Common Stock does not increase above the exercise price of the options. If the price of the Company's Common Stock increases, all stockholders will benefit commensurately with the Named Executive Officers. On December 31, 1997, there were 5,174,887 shares of Common Stock outstanding and the closing price of the Common Stock was $9.125. Using the same Assumed Annual Rates of Stock Price Appreciation for the Option Term to arrive at Potential Realizable Value shown in the table above, the gain to all stockholders as a group at the 5% and 10% rates would be $20,337,306 and $51,541,875, respectively. The amount of the gain to all Named Executive Officers as a percent of the gain to all stockholders under these scenarios would be approximately 1.85%.

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers, concerning unexercised options held as of December 31, 1997. No options with respect to the Company's Common Stock were exercised in 1997.

                                NUMBER OF SHARES

                                                                UNDERLYING             VALUE OF UNEXERCISED
                                                                UNEXERCISED          "IN THE MONEY" OPTIONS(1)
                                   SHARES               OPTIONS AT FISCAL YEAR-END (#)  AT FISCAL YEAR-END ($)
                                  ACQUIRED     VALUE    ----------------------------- --------------------------
       NAME                      ON EXERCISE REALIZED   EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
       -----                     ----------  --------   ----------   ------------    ----------   ------------

Stuart S. Richardson .........       --         --         15,000        35,000      $ 65,625      $123,125
Robert M. DeMichele ..........       --         --         29,000        69,000      $126,875      $241,875
Richard M. Hisey .............       --         --         12,500        30,500      $ 54,688      $106,438
Lawrence Kantor ..............       --         --         12,500        30,500      $ 54,688      $106,438

------------
(1)These values are based upon the December 31, 1997 market price of the Common Stock which was $9.125 per share.

     Prior to the Spin-off, the Named Executive Officers held options to acquire Piedmont common stock. Prior to the Spin-off, such options were canceled in exchange for Piedmont common stock. At the time of the Spin-off, Messrs. Richardson, DeMichele, Hisey and Kantor acquired 10,798, 13,526, 4,301 and 5,947 shares, respectively, of the Company's Common Stock in respect of the shares of Piedmont Common Stock acquired upon the cancellation of the options.

RETIREMENT PLAN BENEFITS

     The Company and its subsidiaries are the sponsors of a defined benefit pension plan on behalf of their employees. In addition, the Company and its subsidiaries are sponsors of an Executive Benefit Plan and a Supplemental Benefits Plan on behalf of certain of their executives which are non-qualified plans replacing the portion of benefits which are in excess of Internal Revenue Code limits for tax qualified plans. Benefit formulas under the plans are explained below. Benefits vest after five years of service.

     An employee becomes a participant in the qualified plan after attaining age 21 and completing one year of service. The pension benefit is equal to the sum of past service retirement income plus future service retirement income, and if eligible, the non-qualified plans distributions. For a participant as of December 31, 1988, the amount of normal retirement income standing to his credit as of that date will not be less than 11/4% of the first $17,000 of his average annual earnings for the calendar years 1984 through 1988 inclusive, plus 13/4% of average earnings in excess of $17,000, multiplied by his credited service through December 31, 1988. All participants' benefits for future service are arrived at by calculating 11/2% of annual salary for each year of service. A participant is eligible for this normal retirement pension on the first date of the month coincident with or next following his 65th birthday.

     The following table illustrates, as of December 31, 1997, for the Named Executive Officers: (a) years of service credited under the retirement plans; and, (b) the estimated annual benefits payable under the plans, including Social Security benefits, assuming the election of a single life annuity upon normal retirement at the age of 65.

                            YEARS OF SERVICE AS OF     ESTIMATED ANNUAL BENEFIT
   NAME OF OFFICER             DECEMBER 31, 1997                PAYABLE
   ---------------           ---------------------    -------------------------
   Stuart S. Richardson               11                       $114,336
   Robert M. DeMichele                17                         98,208
   Richard M. Hisey                   11                        144,528
   Lawrence Kantor                    13                        128,016


EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     The Company has entered into three year employment agreements with Messrs. Richardson, DeMichele, Hisey and Kantor pursuant to which such executives serve as Chairman, President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President and General Manager--Mutual Funds, respectively. The agreements became effective on December 13, 1995. Pursuant to such agreements, the initial base salaries of Messrs. Richardson, DeMichele, Hisey and Kantor were $240,000, $480,000, $225,000 and $264,000, respectively. Their salaries are reviewed annually by the Executive Personnel Committee and ratified by the Board of Directors. In 1997, Messrs. Richardson, DeMichele, Hisey and Kantor received salary increases resulting in the following new base salaries: Mr. Richardson, $258,400; Mr. DeMichele, $517,000; Mr. Hisey, $260,000; and, Mr. Kantor, $286,000. Following the initial term, the agreements continue from year to year unless terminated by either party on six months notice. Each agreement provides for continuation of salary and benefits for the remaining term of the agreement if employment is terminated by the Company "other than for cause" (as defined in the agreements). If employment is terminated "other than for cause" following a "change in control" (as defined in the agreements) of the Company or if an executive terminates his employment following a "change in control" because his authority and/or responsibilities are substantially reduced or he is required to relocate, he is entitled to receive a payment equal to his average annual cash compensation for the immediately preceding five fiscal years multiplied by 2.99. However, if necessary, such payment will be reduced to an amount that would cause the payment not to be disqualified from deductibility for Federal income tax purposes by reason of Section 280G of the Code as an "excess parachute payment." Each employment agreement also provides that the executive will not solicit clients or employees of the Company for the term of the agreement and the one year period following a termination of employment.

SEVERANCE PLAN

     On September 14, 1995, the Company adopted the Senior Management Severance Plan (the "Severance Plan"). The Severance Plan is available to certain senior management employees designated as participants by the Board of Directors or the Executive Personnel Committee. The Severance Plan provides that if the employment of a participant is terminated "other than for cause" (as defined in the Severance Plan) following a "change in control" of the Company (as defined in the Severance Plan) or if an executive terminates his employment following a "change in control" because his authority and/or responsibilities are substantially reduced or he is required to relocate, he is entitled to receive a payment equal to his average annual cash compensation for the immediately preceding five fiscal years multiplied by 2.99. However, if necessary, such payment will be reduced to an amount that would cause the payment not to be disqualified from deductibility for Federal income tax purposes by reason of
Section 280G of the Code as an "excess parachute payment." The Severance Plan requires each participant, as a condition to participation, to agree not to solicit clients or employees of the Company during such participant's employment and for the one year period following a termination of employment. Messrs.
DeMichele, Richardson, Hisey and Kantor are designated participants in the Severance Plan.

     The Board of Directors of the Company unanimously approved the Severance Plan because it believes the continued attention and dedication of the particular employees to their duties under adverse circumstances is in the best interests of the Company and its stockholders and ultimately outweighs the potential cost of the benefit.

DEFERRED COMPENSATION PROGRAM

     The Company implemented a non-qualified deferred compensation program for highly compensated employees in 1997. The program allows the employees to defer a portion of their annual compensation.

DEFERRED COMPENSATION AGREEMENT

     Pursuant to the Deferred Compensation Agreement dated as of February 2, 1981 with Mr. DeMichele, the Company will accrue $5,000 a year until Mr.
DeMichele's death or termination of employment and upon such death or termination of employment (other than for cause), shall pay such accrued amounts in a lump sum or, at the option of the Company, in five annual installments.

TRANSACTIONS WITH DIRECTORS, OFFICERS OR THEIR ASSOCIATES

     Approximately $842 million of invested assets of principal stockholders of the Company (several of whom are directors) and their related interests are managed by Lexington Management Corporation, a subsidiary of the Company. See "Security Ownership of Certain Beneficial Owners." The fees charged by Lexington Management Corporation for the management of such assets are based upon standard fee schedules which are competitive with the fees charged on nonrelated accounts.

     Except as stated above, no Director or officer of the Company, nominee for Director, beneficial owner of more than 5% of any class of stock of the Company or any member of the immediate family of any of the foregoing persons had any material interest in any material transaction of the Company or any of its subsidiaries or affiliates during the period from January 1, 1997 through March 12, 1998 or any such proposed transaction.

EXECUTIVE PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board has established an Executive Personnel Committee comprised of Lunsford Richardson, Jr., William R. Miller and Carl H. Tiedemann. Mr. Stuart S. Richardson and Mr. DeMichele also serve as Directors of Vanguard whose Chairman, Mr. Haynes G. Griffin, is a member of the Board of Directors of the Company. Mr. Stuart S. Richardson is Chairman of Vanguard's Executive Committee of which Mr. DeMichele is a member. Mr. DeMichele also serves on the Compensation Committee of Vanguard. Mr. Griffin does not serve on any committees of the Board of Directors of the Company.

REPORT OF THE EXECUTIVE PERSONNEL COMMITTEE

     The Executive Personnel Committee of the Board of Directors (the "Executive Personnel Committee") is responsible for administering the executive compensation plans and programs of the Company and for making recommendations to the Board of Directors regarding the compensation of and benefits provided to the Chief Executive Officer and the other executive officers of the Company and its subsidiaries. The Board of Directors then reviews such recommendations. All compensation decisions relating to the Chief Executive Officer must be approved by the Board of Directors. The Company Executive Personnel Committee was established on December 13, 1995, the effective date of the Spin-off, and met twice during 1997. Prior to such date, compensation decisions were made by the Executive Personnel Committee of the Piedmont Board of Directors.

     The following is a report submitted by the members of the Executive Personnel Committee which addresses the Company's compensation policies for 1997, including the determination of bonuses for 1997. The names of the Executive Personnel Committee members are set forth above.

GENERAL POLICIES REGARDING THE COMPENSATION OF EXECUTIVE OFFICERS.

     The Company's executive compensation package consists of base salary, bonus compensation and grants of stock-based awards under the Company's 1995 Long Term Incentive Plan.

     BASE SALARY.

     In determining the salaries of the executive officers, the Executive Personnel Committee reviews industry surveys and other compensation related data for executives with comparable responsibilities at similarly sized companies in the investment management industry. In this regard, the Executive Personnel Committee consulted surveys published on compensation of executives in the investment management industry. The targets initially established in this manner were subject to the Executive Personnel Committee's consideration of the Company's performance and the attainment of specific goals concerning the individual's performance. In addition, the Executive Personnel Committee considered the executive's managerial responsibilities, new responsibilities and performance in special projects.

     ANNUAL BONUS.

     The bonus pool is directly linked to the operating performance of the Company. In awarding bonuses, the Executive Personnel Committee focuses on the pretax income of the Company as a percentage of its total revenue and compares that percentage against other published industry statistics. In addition, the Executive Personnel Committee reviews other financial measures such as return on capital and compensation costs as a percentage of revenue. The Executive Personnel Committee assigns such relative weight to these criteria as it deems appropriate under all relevant facts and circumstances. The Executive Personnel Committee allocates a portion of the total bonus pool to each executive officer after a subjective and quantitative assessment of the individual's contribution to the overall performance of the organization, the attainment of specific performance goals and individual initiatives which contribute to the short and long term success of the Company.

     LONG TERM INCENTIVE COMPENSATION.

     An executive officer's compensation is linked to the long term interests of the stockholders by making a portion of each executive officer's potential compensation dependent upon the price of the Company's Common Stock. The Executive Personnel Committee awards stock options to purchase Common Stock which have value only to the extent the market price of the underlying Common Stock increases subsequent to the grant of the option. Additionally, the Executive Personnel Committee awards shares of restricted stock, the value of which is the market price of the Common Stock. The restricted stock has a three year vesting provision and is awarded as both an incentive for achieving specific performance goals and to align key employees' rewards directly with those of the shareholders.

LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION.

     Section 162(m) of the Internal Revenue Code, enacted as part of the Revenue Reconciliation Act of 1993, limits the deductibility of compensation paid to certain executive officers of the Company. To qualify for deductibility under
Section 162(m), compensation in excess of $1,000,000 per year paid to the Chief Executive Officer and, in the case of the Company, the three other most highly compensated executive officers at the end of such year generally must be "performance-based" compensation as determined under Section 162(m). The Executive Personnel Committee generally intends to comply with the requirements for full deductibility of compensation under Section 162(m). However, the Executive Personnel Committee will balance the costs and burdens involved in such compliance against the value to the Company and its shareholders of the tax benefits to be obtained by the Company thereby, and may in certain instances pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

1997 COMPENSATION

     The amounts shown as 1997 bonus in the Summary Compensation Table were paid in March 1998 and directly correlated with the profitability of the Company. The bonus pools, including a key man supplemental pool, represented 7.7% of revenue while pre-federal taxable income was 19.3% of revenue in comparison to 15.0% in 1996 (excluding a one-time gain from the sale of West Coast subsidiaries). In 1997, operating revenue increased by 17.2% reflecting, among other factors, an improvement in the profitability of the Company's West Coast operations. In 1996, the Company completed the sale of four of its West Coast subsidiaries in order to improve profitability of these operations. In 1996 and 1995, the bonus pools ranged between 5.5% and 6.6% of revenue, while operating income as a percentage of revenue ranged between 10.9% and 15.0%.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Company's Executive Personnel Committee set Mr. DeMichele's salary level after reviewing industry comparisons for companies in the investment advisory and mutual fund industry, taking into consideration that the industry is not homogeneous and that there is a wide range of companies in terms of size, capability and product offerings. In 1997, Mr. DeMichele's annual base salary was increased to $517,000, an increase of 4.0% from 1996.

     For 1997, the Executive Personnel Committee awarded Mr. DeMichele a bonus of $75,000. The bonus represented a decrease of $25,000 from the $100,000 bonus awarded in 1996. The Executive Personnel Committee arrived at the amount after examining operating performance, financial results, investment performance, new business initiatives, and the accomplishment of key strategic priorities established in the 1997 business plan. Mr. DeMichele's bonus was granted after reviewing such data for the Company, its total bonus allocation among all key executives and determined the amount to be awarded to Mr. DeMichele in 1997, after assessing the overall contributions of Mr. DeMichele to the organization in relation to the contributions of all bonus pool participants.

     The  Executive  Personnel  Committee  awarded Mr.  DeMichele  40,000  stock options in 1997. In addition, as part of a long term incentive package, Mr. DeMichele was awarded 161,000 shares of restricted stock. The stock options and the restricted stock have varying vesting provisions that extend until November, 2001. The restricted stock component of Mr. DeMichele's long term incentive package has a three year vesting provision of which only 3,667 shares (2.3%) have vested as of March 12, 1998.

     The Executive Personnel Committee implemented the award plan in recognition of the value of Mr. DeMichele's contributions as Chief Executive Officer, Chairman of the Company's Investment Strategy Group and as President of the Lexington family of mutual funds. In establishing these awards the Executive Personnel Committee considered Mr. DeMichele's impact on the Company as it relates to investment performance, marketing, product development and his role in developing a strategic business plan for the Company. These contributions are examined in view of the responsibilities of other Chief Executive/Chief Investment Officers in the financial services industry and their respective incentive packages, recognizing the lack of homogeneity in the industry, as size, investment product and business strategy vary among companies, making a precise comparison of title and related responsibilities difficult. The award was also made and reviewed in relation to the industry and as a percentage of the total awards granted to all officers participating in the 1995 Long-Term Incentive Plan.

     The Executive Personnel Committee believes that the award package is a critical incentive to directly link Mr. DeMichele's long-term financial reward directly to those of all the Company's stockholders.

      Submitted by: Lunsford Richardson, Jr., William R. Miller and Carl. H. Tiedemann

PERFORMANCE GRAPH

     The following line graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock with the NASDAQ Stock Market Index and the NASDAQ Financial Stocks Index during the period from December 13, 1995 (the date of the Spin-off) through December 31, 1997. It assumes $100 invested on December 13, 1995 (including dividends reinvested) in Common Stock of the Company as against each index. There can be no assurance that the Company's Common Stock performance will continue into the future with the same or similar trends depicted in the graph.

      [The following table represents a line graph in the printed report.]

                                   Nasdaq Financial
           Lexington Global       Stocks SIC 6000-6799   Nasdaq Stock Market
          Asset Managers, Inc.      US & Foreign           (US Companies)
          -------------------     -------------------    --------------------
12/13/95        $100.00                $100.00                 $100.00
12/31/95        $100.66                $100.15                 $ 99.58
 3/31/96        $ 93.42                $104.22                 $104.24
 6/30/96        $105.26                $104.84                 $112.16
 9/30/96        $113.16                $115.53                 $116.13
12/31/96        $131.58                $128.75                 $122.19
 3/31/97        $139.47                $134.30                 $115.63
 6/30/97        $144.74                $154.11                 $136.49
 9/30/97        $196.05                $180.80                 $159.55
12/31/97        $192.10                $202.08                 $148.63



                                                                 PERIOD ENDING
                              ---------------------------------------------------------------------------------
INDEX                         12/13/95     12/31/95    12/31/96     3/31/97     6/30/97     9/30/97    12/31/97
---------------------------------------------------------------------------------------------------------------
Lexington Global
  Asset Managers                100.00      100.66      131.58      139.47       144.74      196.05     192.10

NASDAQ Financial Stocks
  SIC 6000-6799
  US & Foreign                  100.00      100.15      128.75      134.30       154.11      180.80     202.08

NASDAQ Stock Market
  (US Companies)                100.00       99.58      122.19      115.63       136.49      159.55     148.63

              STOCK SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth certain information as of March 12, 1998 concerning the beneficial ownership of the Company's Common Stock for (i) each of the Company's Directors and nominees who own Common Stock, (ii) each of the Named Executive Officers and (iii) all Directors and executive officers of the Company as a group. For purposes of this Proxy, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or dispose of securities, regardless of any economic interest therein.

                                                       NUMBER OF SHARES OF     PERCENT OF
NAME OF BENEFICIAL OWNER                                  COMMON STOCK(1)      COMMON STOCK
------------------------                               -------------------     ------------
Sion A. Boney, III(2) (3) .......................              313,308              5.8
Robert M. DeMichele(4) ..........................              204,654              3.8
Haynes G. Griffin(3) ............................              421,464              7.8
Richard M. Hisey(5) .............................               58,301              1.1
Lawrence Kantor(6) ..............................               11,947                *
William R. Miller................................               10,000                *
L. Richardson Preyer(2) .........................              422,629              7.8
Lunsford Richardson, Jr.(2) .....................              161,959              3.0
Peter L. Richardson(2) (3) ......................              541,458             10.0
Stuart S. Richardson(2) (3) (7) .................            1,182,203             21.9
Carl H. Tiedemann................................                   --               --
Marion A. Woodbury...............................                   --               --
Directors and Executive Officers as a Group......            3,327,923             61.5

--------
* Less than 1%.
(1)The amounts shown include shares which are beneficially owned by more than one individual since many shares are held in trusts with more than one trustee.
(2)The individuals named may be deemed to be control persons of the Company (other than solely by reason of being Directors of the Company) according to the rules of the SEC.
(3)These individuals share voting and/or investment power with respect to certain of their share holdings. For a breakdown of the number of shares for which control is sole or shared, see "Security Ownership of Certain Beneficial Owners."
(4)This amount includes restricted share grants under the Company's 1995 Long Term Incentive Plan of 11,000 shares on February 3, 1997 and 150,000 shares on November 7, 1997, of which 3,667 are vested as of March 12, 1998.
(5)This amount includes restricted share grants under the Company's 1995 Long Term Incentive Plan of 4,000 shares on February 3, 1997 and 50,000 shares on November 7, 1997, of which 1,334 are vested as of March 12, 1998.
(6)This amount includes a restricted share grant under the Company's 1995 Long Term Incentive Plan of 4,000 shares on February 3, 1997, of which 1,334 are vested as of March 12, 1998.
(7)This amount includes a restricted share grant under the Company's 1995 Long Term Incentive Plan of 6,000 shares on February 3, 1997, of which 2,000 are vested as of March 12, 1998.


PROPOSAL TWO--RATIFICATION OF INDEPENDENT AUDITORS

     The Nominating and Proxy Committee, at the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP as independent auditors for the 1998 calendar year and until their successors are selected. The services to be performed by KPMG Peat Marwick LLP will primarily include an audit of the Company's 1998 consolidated financial statements and other services related to various filings with the SEC.

     The Company expects that a representative of KPMG Peat Marwick LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires. In addition, such representative will be available to respond to appropriate questions from stockholders or their representatives.

     The Company terminated its audit relationship with its former principal accountant, Coopers & Lybrand LLP ("C&L"), on March 6, 1997. On that same day, KPMG Peat Marwick LLP was engaged as principal accountant for the Company. C&L's report on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change principal accountants was recommended by the Audit Committee and approved by the Board of Directors of the Company. During the Company's two most recent fiscal years and any subsequent interim period preceding such termination, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     THE NOMINATING AND PROXY COMMITTEE AND BOARD OF DIRECTORS CONSIDER KPMG PEAT MARWICK LLP TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION.

     The affirmative vote of the shares representing a majority of the shares present at the meeting in person or represented by Proxy and entitled to vote, will be required to approve this item proposed by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 12, 1998 with respect to shares of the Common Stock which are held by certain persons and entities known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock.

NAME AND ADDRESS OF                                    NUMBER OF SHARES OF    PERCENT OF
 BENEFICIAL OWNER                                        COMMON STOCK(1)     COMMON STOCK
------------------                                       --------------      ------------
Sion A. Boney, III(2)(3) ........................            313,308             5.8
12 Town Line Road, Bridgewater, CT 06752.........

Barbara R. Evans(2)(4) ..........................            742,854            13.7
5 Fernwood Road, Summit, NJ 07901................

Haynes G. Griffin(5) ............................            421,464             7.8
309 Sunset Drive, Greensboro, NC 27408...........

Laurinda V. Lowenstein(2)(6) ....................            331,300             6.1
Box 371, Seal Harbor, ME 04675...................

L. Richardson Preyer, Jr.(7) ....................            422,629             7.8
3309 Carriage Trail, Hillsborough, NC 27278......

Peter L. Richardson(8) ..........................            541,458            10.0
60 Jesup Road, Westport, CT 06880................

Stuart S. Richardson(9) .........................          1,182,203            21.9
Park 80 West Plaza Two, Saddle Brook, NJ 07663...

Richard G. Smith, III(2)(10)  ...................            775,411            14.3
2325 Cob Tailway, Blacklick, OH 43004............

Center for Creative Leadership(11) ..............            421,464             7.8
P.O. Box P-1, Greensboro, NC 27402...............

Richardson Family(12) ...........................          2,314,294            42.8

Kennedy Capital Management, Inc.(13) ............            347,900             6.4
10829 Olive Boulevard, St. Louis, MO 63141.......

------------
(1)The amounts shown include shares which are beneficially owned by more than one individual since many shares are held in trusts with more than one trustee.
(2)These shares are included in those owned by the "Richardson Family", as defined below.

(3) These shares include shares of various trusts of which Sion A. Boney, III is a trustee and exercises shared voting and investment power with respect to such shares. Sion A. Boney, III exercises sole voting and investment power with respect to 25,432 shares of Common Stock.
(4) These shares include shares of various trusts of which Barbara R. Evans is a trustee and exercises shared voting and investment power with respect to such shares. Barbara R. Evans exercises sole voting and investment power with respect to 217,416 shares of Common Stock.
(5) These shares include shares of a trust of which Haynes G. Griffin is a trustee and exercises shared voting and investment power with respect to such shares.
(6) These shares include shares of various trusts of which Laurinda V. Lowenstein is a trustee and exercises shared voting and investment power with respect to such shares. Laurinda V. Lowenstein exercises sole voting and investment power with respect to 4,580 shares of Common Stock
(7) These shares include shares of various trusts of which L. Richardson Preyer, Jr. is a trustee and exercises shared voting and investment power with respect to such shares. L. Richardson Preyer, Jr. has sole voting and investment power with respect to 1,165 shares of Common Stock which shares are also included in those shares owned by the "Richardson Family," as defined below.
(8) These shares include shares of various trusts of which Peter L. Richardson is a trustee and exercises shared voting and investment power with respect to such shares. Peter L. Richardson has sole voting and investment power with respect to 400 shares of Common Stock which shares are also included in those shares owned by the "Richardson Family," as defined below.
(9) These shares include shares of various trusts of which Stuart S. Richardson is a trustee and exercises shared voting and investment power with respect to such shares. Stuart Smith Richardson exercises sole voting and investment power with respect to 462,408 shares of Common Stock which shares are also included in those shares owned by the "Richardson Family," as defined below.
(10)These shares include shares of various trusts of which Richard G. Smith, III is a trustee and exercises shared voting and investment power with respect to such shares. Richard G. Smith, III exercises sole voting and investment power with respect to 72,236 shares of Common Stock.
(11)The Members of the Center for Creative Leadership are: Messrs. Haynes G. Griffin, Thomas K. Hearn, Jr., Ph.D., Winburne King, III, Esq., L. Richardson Preyer, Jr., John W. Red, Jr., Peter L. Richardson and Stuart S. Richardson. These individuals are deemed to be beneficial owners of all shares held by the Center.
(12)See below for a description of the "Richardson Family."
(13)Kennedy Capital Management Inc., an investment advisory firm, exercises sole voting and investment power with respect to 347,900 shares of Common Stock.

     "Richardson  Family," as used  herein,  means the  descendants  of Lunsford
Richardson, Sr., their spouses, trusts, a corporation in which they have interests and charitable organizations established by such descendants. In addition, several of the descendants of Mr. Richardson or their spouses currently serve as directors of the Company (Messrs. Sion A. Boney, III; L. Richardson Preyer; Lunsford Richardson, Jr.; Peter L. Richardson; and Stuart S. Richardson). At March 12, 1998, such descendants and spouses (numbering approximately 190 persons), trusts, a corporation in which they have interests and charitable organizations established by them owned approximately 2,314,294 shares (42.8%) of Common Stock. Many of these shares may be deemed to be beneficially owned by more than one person because of multiple fiduciaries, but such shares have been counted only once for purposes of the foregoing totals. These individuals and institutions have differing interests and may not necessarily vote their shares in the same manner. Furthermore, trustees and directors have fiduciary obligations (either individually or jointly with other fiduciaries) under which they must act on the basis of fiduciary requirements which may dictate positions which differ from their personal interests.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, the following persons failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, for the number of transactions indicated:

     Mr. Richardson failed to file timely an Annual Statement of Beneficial Ownership of Securities on Form 5 (a "Form 5") with respect to 30,000 stock options granted during the year ended December 31, 1995 and a Form 5 with respect to 20,000 stock options and 6,000 shares of restricted stock granted during the year ended December 31, 1997. Mr. DeMichele, failed to file timely a Form 5 with respect to 58,000 stock options granted during the year ended December 31, 1995 and a Form 5 with respect to 40,000 stock options and 161,000 shares of restricted stock granted during the year ended December 31, 1997. Mr. Kantor failed to file timely a Form 5 with respect to 25,000 stock options granted during the year ended December 31, 1995 and a Form 5 with respect to 18,000 stock options and 4,000 shares of restricted stock granted during the year ended December 31, 1997. Mr. Hisey failed to file timely a Form 5 with respect to 25,000 stock options granted during the year ended December 31, 1995 and a Form 5 with respect to 18,000 stock options and 54,000 shares of restricted stock granted during the year ended December 31, 1997. Mr. William R. Miller failed to file timely a Form 5 with respect to 4,000 shares purchased during the year ended December 31, 1997.

                                 OTHER BUSINESS

     The Board of Directors and Management know of no business other than that specified in the Notice of Annual Meeting of Stockholders which will be presented for consideration at the 1998 Annual Meeting; but if other matters are presented, it is the intention of the proxyholders to vote in accordance with their best judgment and discretion on such matters.

     The consolidated financial statements and other financial information of the Company and its subsidiaries, as well as notes to the financial statements, the related report of KPMG Peat Marwick LLP, and Management's discussion and analysis of financial statements are contained in the Company's Annual Report to Stockholders for 1997, which will accompany this Proxy Statement.

                                  Solicited by the Board of Directors

                                  LISA CURCIO
                                  Secretary

April 15, 1998

/X/ Please mark your
    votes as in this
    example.

     This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR approval of the appointment of independent auditors.
________________________________________________________________________________
________________________________________________________________________________

  FOR          WITHHELD

1. Election of Directors.
  (See reverse)    / /    / /
______________________________

For, except vote withheld from the following nominee(s):

2. To approve the appointment of KPMG Peat Marwick L.L.P. as independent auditors for the current calendar year. / / / /

3.In their  discretion,  the  Proxies  are  authorized  to act upon  such  other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
________________________________________________________________________________




Please sign exactly as name appears hereon.  Joint owners
should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
_______________________________
_______________________________




  SIGNATURE (S)                      DATE 1998

                                        P
                                        R
                                        O
                                        X
                                        Y

     LEXINGTON GLOBAL ASSET MANAGERS, INC. Proxy Solicited by the Board of Directors For the 1998 Annual Meeting of Stockholders, May 13, 1998 The undersigned stockholder(s) of LEXINGTON GLOBAL ASSET MANAGERS, INC., (the "Company") hereby appoint(s) the members of The Nominating and Proxy Committee, Stuart Smith Richardson, L. Richardson Preyer and Lunsford Richardson, Jr., and each or any of them (the "Proxies"), the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company, Park 80 West, Plaza Two, Saddle Brook, NJ on May 13, 1998, at 9:15 A.M. local time, and at any adjournment(s) or postponement(s) thereof, for the transaction of the following business:

     1. To elect three Class I Directors to hold office for a term to expire at the 2001 Annual Meeting of the Stockholders; Nominees: Sion A. Boney, III, Robert M. DeMichele, Haynes G. Griffin.

     2. To ratify the appointment of KPMG Peat Marwick L.L.P. as independent auditors for the current calendar year; and,

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please sign and return this card using the enclosed envelope.

                          (CONTINUED ON REVERSE SIDE)

                                   SEE REVERSE
                                      SIDE